EXHIBIT 99.1

    Hub International Increases Quarterly Revenue and Net Margin;
           Broker Posts 6% Organic Growth as Rates Moderate

    CHICAGO--(BUSINESS WIRE)--July 29, 2004--Hub International Limited (NYSE:HBG)(TSX:HBG):

    --  2Q revenue increases 11% while net earnings increase 15%

    --  First half revenue increases 13% while net earnings increase
        12%

    --  Company posts 6% organic growth for quarter, 9% YTD

    --  Full-year earnings guidance updated

    Hub International Limited (NYSE:HBG)(TSX:HBG) reported today that strong organic growth and operating efficiencies led to higher revenue, net earnings and margins in the second quarter ended June 30, 2004.
    Revenue increased 11% to $82.2 million from $74.2 million a year earlier, bolstered by an organic growth rate--comparable to same store sales--of 6% along with the contribution of recently acquired units, including Bush, Cotton & Scott. Net earnings increased 15% to $11.6 million, or $0.35 per diluted share, versus $10.1 million, or $0.31 per diluted share, in the same period of 2003.
    "Second quarter improvements were particularly strong in comparison to more recent quarters, considering that rate increases continued to moderate and we obtained only a one percentage point benefit from a stronger Canadian dollar," said Martin P. Hughes, chairman and chief executive officer. "We are encouraged by the overall performance of our operating units."
    In reviewing second quarter results, Hughes noted that commission income increased 11% to $77.0 million from $69.4 million, while contingent commissions and volume overrides--additional payments made by insurers on the basis of profitability and volume--increased 5% to $3.0 million from $2.9 million. Other income, including fees, increased 22% to $2.2 million from $1.8 million a year ago.
    In the United States, second quarter revenue increased 14% to $50.7 million from $44.7 million, including organic growth of 4%. Commissions increased 13% to $46.8 million from $41.3 million, while contingent commissions and volume overrides remained constant at $2.2 million. Other income, including fees for risk management services, investment income and other items increased 43% to $1.7 million from $1.2 million in 2003.
    Canadian revenue increased 7% to $31.5 million in the second quarter of 2004 from $29.5 million in the same period of 2003, including a three percentage point impact from foreign exchange rate increases. Organic growth was a strong 9%, or 6% when foreign exchange impacts are eliminated. Commissions increased 7% to $30.1 million from $28.1 million, while contingent commissions and volume overrides increased 22% to $0.8 million from $0.7 million. Other income decreased 17% to $0.6 million from $0.7 million in 2003.
    Cash compensation increased 6% to $42.1 million from $39.9 million, while non-cash stock based compensation grew 35% to $1.7 million from $1.3 million in the second quarter of 2003. As a percentage of revenue, cash compensation expense decreased to 51% from 54% a year earlier, benefiting from both expense control and previously reported changes in Hub's management bonus plan. The increase of non-cash stock based compensation expense reflects amortization of restricted share units granted in the first quarter of 2004 as part of the change in the company's management bonus plan. Selling, occupancy and administration expenses increased 17% to $16.1 million, or 20% of revenue, from $13.8 million, or 19% of revenue, a year earlier.
    Hub's pre-tax income increased 19% to $18.6 million, or 23% of revenue, from $15.6 million, or 21% of revenue, a year earlier, while the company's effective income tax rate increased to 38% from 35% for 2003. The most recent tax rate of 38% is in line with the company's previous guidance of 36% to 39%.
    As a result, net earnings increased 15% to $11.6 million or $0.35 per diluted share, from $10.1 million, or $0.31 per diluted share, in the second quarter of 2003. Foreign exchange impacts added less than $0.01 per diluted share to net earnings in the second quarter, while the company benefited from a gain of approximately $0.02 per diluted share on the sale of two smaller operations in Canada. Weighted average diluted shares outstanding grew 3% to 34.9 million shares from
33.9 million shares, primarily due to the issuance of restricted share units in the first quarter of 2004.

    Revenue and Earnings Grow in First Half

    For the first half of 2004, revenue increased 13% to $161.6 million from $143.0 million in 2003, benefiting from a 9% organic growth rate and the contribution of acquired operations. Foreign exchange benefits added about three percentage points of the first-half increase in revenue. Net earnings increased 12% to $21.2 million, or $0.64 per diluted share, versus $19.0 million, or $0.59 per diluted share in the first half of 2003. During the first quarter, the company recognized a non-cash charge of $2.6 million (pre-tax) or approximately $0.05 net per diluted share, as the company wrote off trademarks as part of a corporate branding initiative.
    Commission income increased 12% to $138.6 million from $124.0 million, while contingent commissions and volume overrides--additional payments made by insurers on the basis of profitability and volume --increased 18% to $18.1 million from $15.3 million. Other income, including fees for risk management services, investment income and other items, increased 30% to $4.9 million from $3.8 million a year ago.
    In the United States, first-half revenue increased 11% to $99.5 million from $90.0 million, including organic growth of 4%. Commissions increased 10% to $83.9 million from $76.3 million, while contingent commissions and volume overrides increased 8% to $11.8 million from $11.0 million. Other income increased 40% to $3.7 million from $2.7 million in 2003.
    Canadian revenue increased 17% to $62.1 million in the first half of 2004 from $53.1 million in the same period of 2003, with an organic growth rate of 18%. Approximately nine percentage points of the first-half growth in Canadian revenue resulted from strengthening of the Canadian dollar against the U.S. dollar. Commissions increased 15% to $54.7 million from $47.7 million, while contingent commissions and volume overrides increased 46% to $6.2 million from $4.3 million. Other income increased 7% to $1.2 million from $1.1 million in 2003.
    Six-month cash compensation expense increased 8% to $82.8 million from $76.9 million, while non-cash stock based compensation grew 49% to $3.3 million from $2.2 million in the first six months of 2003. As a percentage of revenue, cash compensation expense decreased to 51% from 54% a year earlier, reflecting the benefits of higher contingent commissions, which do not have payroll cost associated with them, and changes to the company's management bonus plan. Selling, occupancy and administration expenses increased 18% to $31.6 million, or 20% of revenue, from $26.9 million, or 19% of revenue, a year earlier.
    Hub's pre-tax income increased 12% to $33.5 million, or 21% of revenue, from $29.9 million, or 21% of revenue, a year earlier, while the company's effective tax rate remained relatively unchanged at 36.6% versus 36.4% for the first six months of 2003. As a result, net earnings increased 12% to $21.2 million, or $0.64 per diluted share, from $19.0 million or $0.59 per diluted share, in 2003. The weighted average number of diluted shares outstanding grew 3% to 34.7 million shares from 33.6 million shares, similar to the second quarter 2004 increase.

    Talbot Acquisition Expands Revenue Base, Reduces GAAP Earnings
Expectations

    Hub has made substantial progress in expanding its U.S. footprint during 2004, announcing two major acquisitions that increase the company's penetration of the Southwest and Western United States. As previously reported, the second quarter acquisition of Seattle-based Bush, Cotton & Scott, L.L.C., adds approximately $9 million to Hub's annual revenue base and is expected to be accretive to earnings.
    On July 1, 2004, Hub completed the largest acquisition in its history, closing on the purchase of Talbot Financial Corporation, based in Albuquerque, New Mexico, from Safeco Corporation. Talbot adds approximately $100 million to Hub's revenue base on an annualized basis and brings a skilled management team to continue the company's growth.
    "Talbot has strong concentration of middle market clients in the West, Southwest and Mountain States, which is similar to the rest of Hub's U.S. operations, and many of their key insurer relationships are also important insurers for Hub," Hughes said. "The management team is committed to building revenue and closing the gap between Talbot's and Hub's profitability levels. Based on results for the first six months of 2004, it is anticipated that Talbot's combined cash compensation, selling, occupancy, administration and depreciation costs will be in the range of 78%-80% of revenue for the year. In 2003, the comparable percentage for Hub was 76.5%."
    Hughes noted that Talbot's margins are higher in the first half of the year than in the second half, due to the benefits of contingent commissions and volume overrides--which have no payroll cost offset--in the first and second quarters.
    "Talbot has talented staff, strong customer relationships and the potential to build its efficiency and profit margins as a part of Hub," Hughes said. "We are very enthusiastic about this acquisition."
    Although Talbot is expected to grow and build its efficiency, the accounting treatment for the Talbot acquisition will yield a negative effect on Hub's GAAP earnings, the effective tax rate and non-cash stock based compensation expense through 2007. This negative impact results from the structure of the transaction, Hughes noted.
    Hub invested $90 million to purchase all of the common shares of Satellite Acquisition Corporation, a corporation formed by senior management at Talbot. In turn, Satellite purchased 100% of Talbot from Safeco for $90 million in cash. Hub will purchase Talbot management's special shares of Satellite over the next three years, using a combination of both restricted and unrestricted common shares of Hub. Payments will be made September 31, 2005, March 31, 2006 and March 31, 2007 and will be based upon Talbot's earnings for the twelve month periods ending December 31, 2004, 2005 and 2006, respectively.
    Because Talbot's management team did not have an ownership stake in Talbot prior to the transaction, the common stock issued to them by Hub is recorded as a charge to earnings in the form of non-cash stock based compensation expense. In a more traditional acquisition structure, the management team would exchange its own equity for Hub shares and the transaction would not impact the income statement.
    Hub previously disclosed an amount of $26 million as the minimum anticipated non-cash stock based compensation to be paid out over a three-year period to Talbot management, with indications that the actual amount could rise beyond the $40 million range if profitability goals are attained. Based on Talbot's financial performance through the first half of 2004 and further improvements anticipated through 2006, the company anticipates earn out payments could possibly reach the $45-$50 million range.
    "Although increased non-cash stock based compensation expense will reduce Hub's reported earnings under GAAP, such increases will also reflect a growing revenue and earnings base for Talbot," Hughes said. "In addition, higher earn out payments reduce the relative cost of the acquisition on an earnings-multiple basis," Hughes added. "Our acquisition discipline is to purchase companies at a 5-7 multiple of EBITDA (earnings before interest, taxes, depreciation and amortization) and this acquisition meets that standard. Consequently, we are confident this investment will be highly rewarding."
    (Please see more detailed insights regarding the Talbot acquisition in the supplemental table attached to this earnings release.)

    Hub Updates Outlook and Guidance for 2004

    Reflecting the expected impact of Talbot, Bush Cotton & Scott, other recent acquisitions and divestitures, and financial performance through the first half, Hub updated its earnings guidance for 2004 to a range of $0.80 - $0.84 per diluted share. This updated guidance compares with prior guidance of $1.13-$1.17 per diluted share and 2003 reported earnings of $1.14 per diluted share.

                                                   GUIDANCE REFLECTING
                                                      IMPACT OF TALBOT
----------------------------------------------------------------------
Diluted EPS Guidance Excluding Talbot                     $1.13-$1.17
----------------------------------------------------------------------
EPS impact of Talbot earnings (July - December '04)
 excluding non-cash stock based compensation              $0.03-$0.05
----------------------------------------------------------------------
Non-cash stock based compensation                      ($0.36)-($0.38)
----------------------------------------------------------------------
Updated 2004 Hub Diluted EPS Guidance                    $0.80-.$0.84
----------------------------------------------------------------------

    "We are maintaining our underlying forecast for the full year, while conservatively increasing our guidance $0.03 to $0.05 per diluted share for the impact of Talbot, excluding the impact of non-cash stock based compensation," Hughes said. "Rates have moderated in the United States and softened more rapidly than expected in Canada. In addition, we are now beginning to integrate the largest acquisition in our history. At the same time, we expect Talbot's operations to be accretive in the second half of this year, excluding the impact of non-cash stock based compensation and we are achieving good results across North America. Looking forward, we expect that Talbot's operations will be more accretive (excluding non-cash stock based compensation) to our earnings on a full year basis, as Talbot historically has generated a disproportionate amount of its earnings in the first half of the year. Based on historical patterns and actual results for Hub and Talbot for the first six months of 2004, we estimate that Talbot's operations would have added approximately $0.17
- $0.21 to our diluted EPS for 2004, excluding any impact of non-cash stock based compensation, if we had owned Talbot for the entire year.

    Conference Call and Webcast Scheduled

    Hub International will discuss financial results and updated guidance on a conference call scheduled for 9:30 a.m. (CT), 10:30 a.m.
(ET) today, July 29, 2004. This call is being webcast by Thompson/CCBN and can be accessed at Hub International's web site at www.hubinternational.com. The webcast is also being distributed through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at www.fulldisclosure.com, Thomson/CCBN's individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson's password-protected event management site, StreetEvents (www.streetevents.com).

    Headquartered in Chicago, IL, Hub International is a leading North American insurance brokerage that provides a broad array of property and casualty, life and health, employee benefits, investment and risk management products and services through offices located in the United States and Canada.

    This press release may contain forward-looking statements which reflect our current views with respect to future events and financial performance. These forward-looking statements relate, among other things, to our plans and objectives for future operations and are subject to uncertainties and other factors that could cause actual results to differ materially from such statements. These uncertainties and other factors include, but are not limited to, risks associated with implementing our business strategies, identifying and consummating acquisitions, integrating acquired brokerages, attaining greater market share, developing and implementing effective information technology systems, recruiting and retaining qualified employees, fluctuations in the premiums charged by insurance companies with corresponding fluctuations in our premium-based revenue, any loss of services of key executives, industry consolidation, increased competition in the industry, fluctuations in the demand for insurance products and the passage of new legislation subjecting our business to regulation in jurisdictions where we operate. We caution readers not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Additional information regarding these risks and other factors that could cause Hub International's actual results to differ materially from our expectations is contained in the company's filings with the Securities and Exchange Commission and the Canadian securities commissions. Except as otherwise required by federal securities laws, Hub International undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


HUB INTERNATIONAL LIMITED
Consolidated Organic Growth
For the three months and six months ended June 30, 2004
(in thousands of U.S. dollars, except percentages)

                                                     Net
                 Revenue                         Adjustments
            ------------------          Total        For       Organic
              Second quarter    Total   Growth  (Acquisitions)  Growth
                2004     2003 Change ($)   (%)  And Disposals     (%)
            ----------------------------------------------------------
Total
------------
Commission
 Income      $76,960  $69,442    $7,518    11%      $(3,418)       6%
Contingent
 Commissions
 and Volume
 Overrides     3,038    2,889       149     5%          (64)       3%
Other Income   2,233    1,824       409    22%         (299)       6%
            ----------------------------------------------------------
Total        $82,231  $74,155    $8,076    11%      $(3,781)       6%
            ----------------------------------------------------------

USA
------------
Commission
 Income      $46,843  $41,307    $5,536    13%      $(3,892)       4%
Contingent
 Commissions
 and Volume
 Overrides     2,189    2,195        (6)    0%          (64)      -3%
Other Income   1,670    1,170       500    43%         (318)      16%
            ----------------------------------------------------------
Total        $50,702  $44,672    $6,030    14%      $(4,274)       4%
            ----------------------------------------------------------

Canada
------------
Commission
 Income      $30,117  $28,135    $1,982     7%         $474        9%
Contingent
 Commissions
 and Volume
 Overrides       849      694       155    22%            -       22%
Other Income     563      654       (91)  -17%           19      -11%
            ----------------------------------------------------------
Total        $31,529  $29,483    $2,046     7%         $493        9%
            ----------------------------------------------------------



                                                     Net
             Revenue                             Adjustments
            ------------------           Total       For       Organic
             First six months   Total   Growth  (Acquisitions)  Growth
                2004     2003 Change ($)   (%)  And Disposals     (%)
            ----------------------------------------------------------
Total
------------
Commission
 Income     $138,589 $123,983   $14,606    12%      $(4,704)       8%
Contingent
 Commissions
 and Volume
 Overrides    18,075   15,266     2,809    18%          (65)      18%
Other Income   4,916    3,783     1,133    30%         (681)      12%
            ----------------------------------------------------------
Total       $161,580 $143,032   $18,548    13%      $(5,450)       9%
            ----------------------------------------------------------

USA
------------
Commission
 Income      $83,935  $76,293    $7,642    10%      $(5,091)       3%
Contingent
 Commissions
 and Volume
 Overrides    11,832   10,995       837     8%          (65)       7%
Other Income   3,719    2,663     1,056    40%         (695)      14%
            ----------------------------------------------------------
Total        $99,486  $89,951    $9,535    11%      $(5,851)       4%
            ----------------------------------------------------------

Canada
------------
Commission
 Income      $54,654  $47,690    $6,964    15%         $387       15%
Contingent
 Commissions
 and Volume
 Overrides     6,243    4,271     1,972    46%            -       46%
Other Income   1,197    1,120        77     7%           14        8%
            ----------------------------------------------------------
Total        $62,094  $53,081    $9,013    17%         $401       18%
            ----------------------------------------------------------


HUB INTERNATIONAL LIMITED
Consolidated Statements of Earnings
For the three months and six months ended June 30, 2004 and 2003
(in thousands of U.S. dollars, except per share amounts)

                             Second quarter        First six months
                          --------------------- ----------------------
                                2004      2003        2004       2003
                          --------------------- ----------------------
                          (Unaudited)(Unaudited)(Unaudited)(Unaudited)
Revenue
  Commission income          $76,960   $69,442    $138,589   $123,983
  Contingent commissions
   and volume overrides        3,038     2,889      18,075     15,266
  Other                        2,233     1,824       4,916      3,783
                          --------------------- ----------------------
                              82,231    74,155     161,580    143,032
                          --------------------- ----------------------

Expenses
  Compensation                42,114    39,877      82,751     76,889
  Selling, occupancy and
   administration             16,086    13,808      31,639     26,914
  Depreciation                 1,730     1,517       3,317      2,911
  Interest expense             1,702     1,516       3,362      2,883
  Intangible asset
   amortization                  936       756       1,717      1,557
  (Gain)/loss on disposal of
   subsidiaries, property,
   equipment and other assets   (597)       65        (559)         9
  Loss on write-off of
   trademarks                      -         -       2,587          -
  (Gain) on put option
   liability                       -      (267)          -       (240)
  Non-cash stock based
   compensation                1,701     1,258       3,315      2,220
                          --------------------- ----------------------
                              63,672    58,530     128,129    113,143
                          --------------------- ----------------------

Net earnings before income
 taxes                        18,559    15,625      33,451     29,889
                          --------------------- ----------------------

Provision for income tax
 expense
  Current                      4,992     3,604      11,730      9,265
  Future                       1,976     1,912         507      1,611
                          --------------------- ----------------------
                               6,968     5,516      12,237     10,876
                          --------------------- ----------------------
Net earnings                  11,591    10,109      21,214     19,013
Interest on subordinated
 convertible debentures          475       472         950        943
Dividends in lieu of
 restricted share units           65        40          65         40
                          --------------------- ----------------------
Diluted net earnings         $12,131   $10,621     $22,229    $19,996
                          --------------------- ----------------------
                          --------------------- ----------------------

Earnings per share
  Basic                        $0.38     $0.34       $0.70      $0.65
  Diluted                      $0.35     $0.31       $0.64      $0.59

Weighted average shares
 outstanding
  - Basic  (000's)            30,189    29,326      30,102     29,326
Weighted average shares
 outstanding
  -  Diluted (000's)          34,905    33,930      34,711     33,632


HUB INTERNATIONAL LIMITED
Consolidated Balance Sheets
As of June 30, 2004 and December 31, 2003
(in thousands of U.S. dollars)
                                                       2004      2003
                                                   --------- ---------
                                                  (Unaudited)
Assets
Current assets:
Cash and cash equivalents                          $144,527   $82,052
Trust cash                                           57,207    54,534
Accounts and other receivables                      174,119   163,728
Income taxes receivable                               5,634     6,768
Future income taxes                                   3,452     2,865
Prepaid expenses                                      7,911     4,449
                                                   --------- ---------
Total current assets                                392,850   314,396

Goodwill                                            311,935   305,862
Other intangible assets                              46,538    42,903
Property and equipment                               23,354    24,181
Future income taxes                                   6,997     6,458
Other assets                                          6,784     6,803
                                                   --------- ---------
Total assets                                       $788,458  $700,603
                                                   --------- ---------
                                                   --------- ---------

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable and accrued liabilities           $226,556  $226,168
Income taxes payable                                  2,520     3,804
Future income taxes                                     490       114
Current portion long-term debt and capital leases     2,428     3,362
                                                   --------- ---------
Total current liabilities                           231,994   233,448

Long-term debt and capital leases                   140,467    75,437
Subordinated convertible debentures                  35,000    35,000
Future income taxes                                  14,883    13,928
                                                   --------- ---------
Total liabilities                                   422,344   357,813
                                                   --------- ---------

Commitments and Contingencies

Shareholders' equity
Share capital                                       258,638   254,845
Issuable shares                                         940       721
Contributed surplus                                   9,589     4,806
Cumulative translation account                       16,420    20,062
Retained earnings                                    80,527    62,356
                                                   --------- ---------
Total shareholders' equity                          366,114   342,790
                                                   --------- ---------
Total liabilities and shareholders' equity         $788,458  $700,603
                                                   --------- ---------
                                                   --------- ---------


HUB INTERNATIONAL LIMITED
Consolidated Statements of Cash Flows
For the three months and six months ended June 30, 2004 and 2003
(in thousands of U.S. dollars)

                             Second quarter        First six months
                          --------------------- ----------------------
                                2004      2003        2004       2003
                          --------------------- ----------------------
                          (Unaudited)(Unaudited)(Unaudited)(Unaudited)
Operating activities
Net earnings                 $11,591   $10,109     $21,214    $19,013
Items not affecting
 working capital:
  Amortization and
   depreciation                2,666     2,273       5,034      4,468
  (Gain)/loss on disposal of
   subsidiaries, property,
   equipment and other assets   (597)       65        (559)         9
  Loss on write-off of
   trademarks                      -         -       2,587          -
  (Gain) on put option
   liability                       -      (267)          -       (240)
  Non-cash stock based
   compensation                1,701     1,258       3,315      2,220
  Future income taxes          1,976     1,912         507      1,611
Non-cash working capital
 items
  Trust cash                 (10,373)   (6,154)         30      9,567
  Accounts and other
   receivables               (60,051)  (44,801)     (8,773)    (6,834)
  Prepaid expenses            (3,520)   (2,435)     (3,366)    (3,724)
  Accounts payable and
   accrued liabilities        67,209    55,105      (2,925)     4,277
  Other assets                   128    (2,420)        256     (2,320)
  Income taxes                (1,566)   (4,662)       (176)    (2,844)
                          --------------------- ----------------------
  Net cash flows from
   operating activities        9,164     9,983      17,144     25,203
                          --------------------- ----------------------

Investing activities
  Property and equipment -
   purchases                  (1,465)   (1,458)     (2,850)    (3,036)
  Property and equipment -
   proceeds on sale               14        20          81         27
  Purchase of
   subsidiaries, net of
   cash received             (11,621)   (1,161)    (11,878)   (12,385)
  Sale of subsidiaries         3,929       160       3,929        451
  Other assets                  (302)     (705)        255       (721)
                          --------------------- ----------------------
  Net cash flows used for
   investing activities       (9,445)   (3,144)    (10,463)   (15,664)
                          --------------------- ----------------------

Financing activities
  Long-term debt -
   advances                   65,000    65,000      65,000     65,000
  Long-term debt and
   capital leases -
   repayments                 (3,680)  (50,597)     (4,690)   (51,313)
  Share capital - issued
   for cash, net of issue
   costs                         412         -         480        (32)
  Dividends paid              (3,043)   (3,038)     (3,043)    (3,038)
                          --------------------- ----------------------
  Net cash flows from
   financing activities       58,689    11,365      57,747     10,617
                          --------------------- ----------------------

Effect of exchange rate
 changes on cash and cash
 equivalents                  (1,185)    1,651      (1,953)     2,280
                          --------------------- ----------------------
Change in cash and cash
 equivalents                  57,223    19,855      62,475     22,436
Cash and cash equivalents
 - Beginning of period        87,304    43,223      82,052     40,642
                          --------------------- ----------------------
Cash and cash equivalents
 - End of period            $144,527   $63,078    $144,527    $63,078
                          --------------------- ----------------------
                          --------------------- ----------------------

    EARNOUT CALCULATION AND EXPENSE

    Talbot's management team will receive Hub common stock valued at
2.1 times the value of Talbot's average annual EBITA profitability levels (earnings before interest, taxes and amortization) achieved in the three year period ending December 31, 2006. Payments will be amortized over varying periods, commencing with the acquisition closing date of July 1, 2004. The following table indicates possible ranges of non-cash stock based compensation expense if specific levels of average EBITA are achieved during the three-year period ended December 31, 2006. The table also combines these payments with the cash payment made to Safeco for the Talbot purchase to determine both the total consideration paid for the acquisition and the purchase amount as a multiple of EBITA levels.
    The EBITA amounts set forth in the table below are for illustrative purposes only. Actual EBITA achieved by Talbot may be higher or lower than the amounts set forth in the table.

                       3-YEAR      3-YEAR      3-YEAR      3-YEAR
                       AVERAGE     AVERAGE     AVERAGE     AVERAGE
                       EBITA OF    EBITA OF    EBITA OF    EBITA OF
                       $20 MILLION $22 MILLION $24 MILLION $26 MILLION
----------------------------------------------------------------------
Amount paid to Safeco
 7/1/2004                 $90.0       $90.0       $90.0       $90.0
                           million     million     million     million
----------------------------------------------------------------------
Non-cash stock based
 compensation to
 Talbot management        $42.0       $46.2       $50.4       $54.6
                           million     million     million     million
----------------------------------------------------------------------
Total consideration      $132.0      $136.2      $140.4      $144.6
                           million     million     million     million
----------------------------------------------------------------------
Acquisition multiple        6.6         6.3         5.9         5.6
----------------------------------------------------------------------

    Note: The specific number of shares to be issued to Talbot management and the specific amount of non-cash stock based compensation expense will vary by reporting period and the average price of Hub common stock at various measurement points. Additional non-cash stock based compensation earned by Talbot management will be accrued and paid according to varying schedules, depending on the period in which it is earned.


    CONTACT: Hub International Limited
             Media Contact:
             Dennis J. Pauls, 312-279-4880
             Vice President and CFO
             email: dpauls@hubinternational.com
             or
             Rosenbaum Advisors
             Investor Contact:
             Michael Rosenbaum, 847-749-1010
             email: michael@rosenbaumadvisors.com